EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne R. Weidner, Glenn E. Moyer, and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Thomas A. Beaver	Director	December 20, 2006
Thomas A. Beaver

s/s J. Ralph Borneman, Jr.	Director	December 20, 2006
J. Ralph Borneman, Jr.

/s/ Robert L. Byers	Director	December 20, 2006
Robert L. Byers

/s/ Fred D. Hafer	Director	December 20, 2006
Fred D. Hafer

/s/ Frederick P. Krott	Director	December 20, 2006
Frederick P. Krott

/s/ Patricia L. Langiotti	Director	December 20, 2006
Patricia L. Langiotti

/s/ Kenneth A. Longacre	Director	December 20, 2006
Kenneth A. Longacre

/s/ George C. Mason	Director	December 20, 2006
George C. Mason

/s/ Glenn E. Moyer	Director and	December 20, 2006
Glenn E. Moyer	President

/s/ Natalye Paquin	Director	December 20, 2006
Natalye Paquin

/s/ Robert E. Rigg	Director	December 20, 2006
Robert E. Rigg

/s/ C. Robert Roth	Director	December 20, 2006
C. Robert Roth

/s/ Wayne R. Weidner	Director, Chairman,	December 20, 2006
Wayne R. Weidner	and Chief
Executive Officer
(Principal Executive Officer)

/s/ Donald P. Worthington	Director and	December 20, 2006
Donald P. Worthington	Executive Vice
President

/s/ Gary L. Rhoads	Treasurer and	December 20, 2006
Gary L. Rhoads	Executive Vice President
(Chief Financial Officer)

/s/ Michelle H. Debkowski	Senior Vice President	December 20, 2006
Michelle H. Debkowski	(Chief Accounting Officer)